Exhibit 99.2

Second Quarter 2014

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2013 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues
Rental	$89,414	$83,953	$177,442	$165,279
Other property revenues	5,389	5,098	10,654	9,916
Other	223	229	442	443

Total revenues	95,026	89,280	188,538	175,638

Expenses
Property operating and maintenance (exclusive of items shown separately below)	41,795	38,173	82,391	75,457
Depreciation	20,829	21,170	42,596	42,114
General and administrative	3,966	4,170	8,094	8,415
Investment and development (1)	794	592	1,605	1,081
Other investment costs (1)	210	516	483	821
Other expenses (2)	502	-	1,409	-

Total expenses	68,096	64,621	136,578	127,888

Operating income	26,930	24,659	51,960	47,750

Interest income	4	23	16	59
Interest expense	(10,433)	(11,042)	(21,677)	(22,094)
Amortization of deferred financing costs	(620)	(645)	(1,265)	(1,269)
Net gains on condominium sales activities (3)	-	13,981	810	22,175
Equity in income of unconsolidated real estate entities, net	501	477	986	955
Other income (expense), net	(196)	(282)	(391)	(448)
Net loss on extinguishment of indebtedness (4)	(4,287)	-	(4,287)	-

Income from continuing operations, before gains on sales of real estate assets	11,899	27,171	26,152	47,128
Gains on sales of real estate assets	36,092	-	36,092	-

Income from continuing operations	47,991	27,171	62,244	47,128

Discontinued operations (4)
Income from discontinued property operations	-	443	-	876

Income from discontinued operations	-	443	-	876

Net income	47,991	27,614	62,244	48,004
Noncontrolling interests - consolidated real estate entities	(154)	(58)	(138)	(55)
Noncontrolling interests - Operating Partnership	(118)	(68)	(151)	(120)

Net income available to the Company	47,719	27,488	61,955	47,829
Dividends to preferred shareholders	(922)	(922)	(1,844)	(1,844)

Net income available to common shareholders	$46,797	$26,566	$60,111	$45,985

Per common share data - Basic (5)
Income from continuing operations (net of preferred dividends)	$0.86	$0.48	$1.11	$0.83
Income from discontinued operations	-	0.01	-	0.02

Net income available to common shareholders	$0.86	$0.49	$1.11	$0.84

Weighted average common shares outstanding - basic	54,223	54,464	54,199	54,450

Per common share data - Diluted (5)
Income from continuing operations (net of preferred dividends)	$0.86	$0.48	$1.10	$0.82
Income from discontinued operations	-	0.01	-	0.02

Net income available to common shareholders	$0.86	$0.48	$1.10	$0.84

Weighted average common shares outstanding - diluted	54,335	54,658	54,314	54,648

See Notes to Consolidated Financial Statements on page 6

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FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended June 30,		Six months ended June 30,
Funds From Operations	2014	2013	2014	2013
Net income available to common shareholders	$46,797	$26,566	$60,111	$45,985
Noncontrolling interests - Operating Partnership	118	68	151	120
Depreciation on consolidated real estate assets, net (6)	20,581	20,981	42,071	41,758
Depreciation on real estate assets held in unconsolidated entities	294	291	586	580
Gains on sales of depreciable real estate assets	(36,092)	-	(36,092)	-

Funds from operations available to common shareholders and unitholders (A)	$31,698	$47,906	$66,827	$88,443

Funds from operations available to common shareholders and unitholders - core operations (B)	$31,698	$33,925	$66,017	$66,268
Funds from operations available to common shareholders and unitholders - condominiums	-	13,981	810	22,175

Funds from operations available to common shareholders and unitholders (A)	$31,698	$47,906	$66,827	$88,443

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$31,698	$47,906	$66,827	$88,443
Annually recurring capital expenditures	(3,795)	(3,892)	(6,216)	(7,365)
Periodically recurring capital expenditures	(2,087)	(3,633)	(4,608)	(8,327)
Non-cash straight-line adjustment for ground lease expenses	115	118	234	239
Net loss on early extinguishment of indebtedness	4,287	-	4,287	-

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$30,218	$40,499	$60,524	$72,990

Adjusted funds from operations available to common shareholders and unitholders - core operations (7) (D)	$30,218	$26,518	$59,714	$50,815
Adjusted funds from operations available to common shareholders and unitholders - condominiums (7)	-	13,981	810	22,175

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$30,218	$40,499	$60,524	$72,990

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.58	$0.87	$1.22	$1.61
Funds from operations per share or unit - core operations (B÷E)	$0.58	$0.62	$1.21	$1.21
Adjusted funds from operations per share or unit, as defined (7) (C÷E)	$0.55	$0.74	$1.11	$1.33
Adjusted funds from operations per share or unit - core operations (7) (D÷E)	$0.55	$0.48	$1.09	$0.93
Dividends declared	$0.40	$0.33	$0.76	$0.58
Weighted average shares outstanding (8)	54,465	54,785	54,435	54,767
Weighted average shares and units outstanding (8) (E)	54,600	54,928	54,570	54,910

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Real estate assets
Land	$312,602	$327,270
Building and improvements	2,290,362	2,408,906
Furniture, fixtures and equipment	292,392	291,027
Construction in progress	66,187	74,064
Land held for future investment	48,689	61,768

	3,010,232	3,163,035
Less: accumulated depreciation	(895,723)	(913,018)
For-sale condominiums	-	1,122
Assets held for sale, net of accumulated depreciation of $40,986 at June 30, 2014	107,229	-

Total real estate assets	2,221,738	2,251,139
Investments in and advances to unconsolidated real estate entities	4,071	4,056
Cash and cash equivalents	17,201	82,110
Restricted cash	4,967	4,712
Deferred financing costs, net	7,262	8,495
Other assets	32,550	31,165

Total assets	$2,287,789	$2,381,677

Liabilities and equity
Indebtedness, including $82,922 secured by assets held for sale as of June 30, 2014	$976,760	$1,098,734
Accounts payable, accrued expenses and other	77,313	73,431
Investments in unconsolidated real estate entities	16,844	16,687
Dividends and distributions payable	21,805	17,928
Accrued interest payable	4,569	5,157
Security deposits and prepaid rents	9,329	10,888

Total liabilities	1,106,620	1,222,825

Redeemable common units	7,235	6,121

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,632 and 54,629 shares issued and 54,377 and 54,191 shares outstanding at June 30, 2014 and December 31, 2013, respectively	546	546
Additional paid-in-capital	1,113,733	1,111,861
Accumulated earnings	81,230	66,138
Accumulated other comprehensive income (loss)	(4,902)	(3,419)

	1,190,616	1,175,135
Less common stock in treasury, at cost, 338 and 519 shares at June 30, 2014 and December 31, 2013, respectively	(16,536)	(22,188)

Total Company shareholders’ equity	1,174,080	1,152,947
Noncontrolling interests - consolidated property partnerships	(146)	(216)

Total equity	1,173,934	1,152,731

Total liabilities and equity	$2,287,789	$2,381,677

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments, as well as acquisition expenses of $175 for the three and six months ended June 30, 2013.

2)

Other expenses includes approximately $502 and $659 for the three and six months ended June 30, 2014, respectively, related to the continuation of a strategic initiative to upgrade the Company’s operating and financial software systems. For the six months ended June 30, 2014, other expenses also includes estimated casualty losses of $750 related to extreme winter weather conditions in many of the Company’s markets and fire damage at one of the Company’s Atlanta, Georgia communities.

3)	A summary of revenues and costs and expenses of condominium activities for the three and six months ended June 30, 2014 and 2013 was as follows:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Condominium revenues	$-	$38,123	$2,442	$55,598
Condominium costs and expenses	-	(24,142)	(1,632)	(33,423)

Net gains on sales of condominiums	$-	$13,981	$810	$22,175

4)

In periods prior to January 1, 2014, under ASC Topic 360, the operating results of real estate assets designated as held for sale or sold were included in discontinued operations for all periods presented. Additionally, all gains or losses on the sale of these assets were included in discontinued operations. For the three and six months ended June 30, 2013, income from discontinued operations included the operating results of one apartment community sold in October 2013, containing 342 units, as follows:

	Three months ended June 30, 2013	Six months ended June 30, 2013
Revenues
Rental	$1,089	$2,159
Other property revenues	115	216

Total revenues	1,204	2,375

Expenses
Property operating and maintenance	498	969
Depreciation	175	352
Interest	88	178

Total expenses	761	1,499

Income from discontinued property operations	$443	$876

Effective for the Company on January 1, 2014 the accounting and disclosure requirements for reporting discontinued operations were amended under GAAP. The amended guidance requires the Company to report asset disposals as discontinued operations only if such disposals represent a strategic shift that would have a major effect on the Company’s operations and financial results. In the three months ended March 31, 2014, the Company classified three communities, containing 645 units, as held for sale under the amended accounting guidance and determined that these

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

communities did not meet the criteria for discontinued operations reporting. In May 2014, one of these apartment communities located in Houston, Texas, containing 308 units, was sold for gross proceeds of $71,750 and the Company recognized a gain on the sale of $36,092. The results of operations of these communities were included in continuing operations through the earlier of their sale dates or June 30, 2014. The revenues, expenses and net income, including gains on sales of real estate assets, associated with these communities for the three and six months ended June 30, 2014 and 2013 were as follows:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues
Rental	$4,769	$5,627	$10,540	$11,135
Other property revenues	51	108	149	202

Total revenues	4,820	5,735	10,689	11,337
Property operating and maintenance expenses	(2,246)	(2,321)	(5,343)	(4,796)

Net operating income	2,574	3,414	5,346	6,541

Other expenses
Depreciation	-	(1,218)	(1,239)	(2,431)
Interest	(1,251)	(1,363)	(2,588)	(2,718)
Amortization of deferred financing costs	(59)	(59)	(118)	(118)

Total other expenses	(1,310)	(2,640)	(3,945)	(5,267)

Gains on sales of real estate assets	36,092	-	36,092	-

Net income	$37,356	$774	$37,493	$1,274

Net income, net of non-controlling interest	$37,202	$716	$37,355	$1,219

In conjunction with the apartment community sale discussed above, the Company prepaid $120,000 of secured mortgage indebtedness using the net sale proceeds and available cash. In conjunction with the prepayment, the Company recognized an extinguishment loss of $4,287 related to the payment of prepayment premiums and the write off of unamortized deferred loan costs.

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of June 30, 2014, there were 54,512 Operating Partnership units outstanding, of which 54,377, or 99.8%, were owned by the Company.

6)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $1,559 and $316 for the three months and $1,687 and $656 for the six months ended June 30, 2014 and 2013, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 112 and 194 for the three months and 115 and 198 for the six months ended June 30, 2014 and 2013, respectively. Additionally, basic and diluted weighted average shares and units include the impact of non-vested shares and units totaling 130 and 127 for the three months and 121 and 119 for the six months ended June 30, 2014 and 2013, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

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SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by four communities that were sold in 2014 and 2013. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 48 communities containing 17,714 apartment units which were fully stabilized as of January 1, 2013, are summarized in the table below.

	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Revenues:
Rental and other revenue	$74,220	$72,109	2.9%	$146,999	$143,279	2.6%
Utility reimbursements	2,325	2,227	4.4%	4,819	4,569	5.5%

Total rental and other revenues	76,545	74,336	3.0%	151,818	147,848	2.7%

Property operating and maintenance expenses:
Personnel expenses	6,238	5,987	4.2%	12,514	12,218	2.4%
Utility expense	3,424	3,696	(7.4)%	7,527	7,426	1.4%
Real estate taxes and fees	12,019	10,999	9.3%	23,882	22,008	8.5%
Insurance expenses	1,225	1,189	3.0%	2,453	2,377	3.2%
Building and grounds repairs and maintenance (1)	5,502	4,229	30.1%	9,039	7,946	13.8%
Ground lease expense	230	230	-	460	460	-
Other expenses	1,821	2,061	(11.6)%	3,539	3,888	(9.0)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	30,459	28,391	7.3%	59,414	56,323	5.5%

Same store net operating income	$46,086	$45,945	0.3%	$92,404	$91,525	1.0%

Same store net operating income margin	60.2%	61.8%	(1.6)%	60.9%	61.9%	(1.0)%

Capital expenditures (2)
Annually recurring	$3,579	$3,439	4.1%	$5,825	$6,735	(13.5)%
Periodically recurring	968	2,605	(62.8)%	2,290	5,503	(58.4)%

Total capital expenditures (A)	$4,547	$6,044	(24.8)%	$8,115	$12,238	(33.7)%

Total capital expenditures per unit (A ÷ 17,714 units)	$257	$341	(24.6)%	$458	$691	(33.7)%

Average monthly rental rate per unit (3)	$1,393	$1,361	2.4%	$1,387	$1,355	2.4%

Gross turnover (4)	63.7%	67.4%	(3.7)%	57.0%	59.5%	(2.5)%

Net turnover (5)	56.6%	59.5%	(2.9)%	49.8%	52.0%	(2.2)%

Percentage rent increase - new leases (6)	4.1%	2.3%	1.8%	3.1%	3.0%	0.1%

Percentage rent increase - renewed leases (6)	5.0%	5.4%	(0.4)%	4.9%	5.3%	(0.4)%

1)

Building and ground repairs and maintenance includes $1,192 and $195 for the three months and $1,192 and $199 for the six months ended June 30 2014 and 2013, respectively, related to exterior painting of communities.

2)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Second Quarter 2014 to Second Quarter 2013

(Increase (decrease) between periods)

	Three months ended							Six months ended
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	5.5%		6.0%		5.1%		0.9%	5.3%		4.5%		5.9%		0.9%
Dallas	3.5%		6.4%		1.3%		1.2%	3.3%		6.5%		1.0%		0.7%
Houston	6.6%		17.0%		0.0%		1.6%	5.5%		11.7%		1.7%		0.4%
Austin	3.1%		10.3%		(1.8)%		(0.2)%	3.3%		10.0%		(1.4)%		(0.7)%
Washington, D.C.	(1.2)%		10.5%		(6.7)%		0.1%	(1.4)%		7.3%		(5.6)%		(0.3)%
Tampa	2.5%		12.7%		(3.3)%		0.0%	2.6%		7.8%		(0.4)%		(0.2)%
Orlando	(0.7)%		12.9%		(7.4)%		0.9%	(1.7)%		(1.2)%		(2.0)%		0.4%
Charlotte	3.4%		(6.8)%		8.6%		0.4%	2.1%		(3.1)%		4.6%		(0.3)%

Total	3.0%		7.3%		0.3%		0.7%	2.7%		5.5%		1.0%		0.3%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

			Average Economic Occupancy (1)		Average Economic Occupancy (1)		Physical	Average Rental Rate Per Unit Three Months
	Apartment	% of NOI Three months ended	Three months ended June 30,		Six months ended June 30,		Occupancy at June 30,	Ended June 30,
Market	Units	June 30, 2014	2014	2013	2014	2013	2014 (2)	2014 (3)
Atlanta	5,065	27.1%	97.1%	96.2%	96.8%	95.9%	96.3%	$1,323
Dallas	4,725	21.9%	95.9%	94.7%	95.7%	95.0%	96.7%	1,240
Houston	529	2.9%	97.0%	95.4%	97.2%	96.8%	95.5%	1,396
Austin	637	3.7%	95.4%	95.6%	95.1%	95.8%	95.3%	1,566
Washington, D.C.	2,301	18.2%	93.9%	93.8%	93.2%	93.5%	95.0%	1,871
Tampa	2,111	12.2%	97.0%	97.0%	96.9%	97.1%	96.4%	1,418
Orlando	598	3.8%	97.3%	96.4%	96.8%	96.4%	96.5%	1,492
Charlotte	1,748	10.2%	96.9%	96.5%	95.9%	96.2%	95.3%	1,255

Total	17,714	100.0%	96.2%	95.5%	95.8%	95.5%	96.1%	$1,393

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.7% and 95.0% for the three months and 95.3% and 94.9% for the six months ended June 30, 2014 and 2013, respectively. For the three months ended June 30, 2014 and 2013, net concessions were $199 and $237, respectively, and employee discounts were $154 and $147, respectively. For the six months ended June 30, 2014 and 2013, net concessions were $408 and $516, respectively, and employee discounts were $307 and $301, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of Second Quarter of 2014 to First Quarter of 2014

	Three months ended
	June 30, 2014	March 31, 2014	% Change
Rental and other revenue	$74,220	$72,778	2.0%
Utility reimbursements	2,325	2,494	(6.8)%

Total rental and other revenues	$76,545	$75,272	1.7%

Personnel expenses	6,238	6,275	(0.6)%
Utility expense	3,424	4,102	(16.5)%
Real estate taxes and fees	12,019	11,868	1.3%
Insurance expenses	1,225	1,223	0.2%
Building and grounds repairs and maintenance (1)	5,502	3,537	55.6%
Ground lease expense	230	230	0.0%
Other expenses	1,821	1,719	5.9%

Total property operating and maintenance expenses (excluding depreciation and amortization)	30,459	28,954	5.2%

Same store net operating income (2)	$46,086	$46,318	(0.5)%

Average economic occupancy	96.2%	95.4%	0.8%

Average monthly rental rate per unit	$1,393	$1,380	0.9%

1)	Building and grounds repairs and maintenance includes $1,192 and $0 for the three months ended June 30, 2014 and March 31, 2014, respectively, related to exterior painting of communities.
2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Second Quarter of 2014 to First Quarter of 2014

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	2.2%		8.4%		(1.7)%		0.6%
Dallas	0.9%		2.8%		(0.5)%		0.4%
Houston	1.6%		12.2%		(5.0)%		(0.5)%
Austin	1.7%		(1.3)%		4.1%		0.5%
Washington, D.C.	1.7%		3.4%		0.7%		1.5%
Tampa	1.1%		9.7%		(4.0)%		0.1%
Orlando	2.4%		8.1%		(0.7)%		1.1%
Charlotte	2.8%		(1.8)%		5.0%		1.9%

Total	1.7%		5.2%		(0.5)%		0.8%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Supplemental Financial Data	10 | P a g e

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at June 30, 2014 - Consolidated

			Weighted Average Rate (1)
		Percentage	June 30,
Type of Indebtedness	Balance	of Total Debt	2014	2013
Unsecured fixed rate senior notes	$400,000	41.0%	3.9%	3.9%
Unsecured bank term loan	300,000	30.7%	3.2%	3.2%
Secured fixed rate notes	276,760	28.3%	5.9%	5.6%

	$976,760	100.0%	4.3%	4.3%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2)
Total fixed rate debt	$976,760	100.0%	5.1
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$976,760	100.0%	5.1

Debt Maturities - Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2014	$1,987		5.9%	$-	$-	-
2015	4,205		5.9%	-	-	-
2016	4,418	(3)	5.9%	-	-	-
2017	154,736		4.8%	85,723	21,431	5.6%
2018	350,958	(4)	3.6%	41,000	10,250	5.7%
Thereafter	460,456		4.5%	51,000	17,850	3.5%

	$976,760		4.3%	$177,723	$49,531	5.0%

Debt Statistics

	Six months ended June 30,
	2014	2013
Interest coverage ratio (5)(6)	4.3x	4.1x
Interest coverage ratio (including capitalized interest) (5)(6)	4.1x	3.8x

Fixed charge coverage ratio (5)(7)	4.0x	3.8x
Fixed charge coverage ratio (including capitalized interest) (5)(7)	3.8x	3.5x

Total debt to annualized income available for debt service ratio (8)	5.2x	6.0x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (9)	31.8%	35.8%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (9)	33.1%	37.1%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at June 30, 2014 and 2013 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of June 30, 2014 and 2013, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $0 outstanding on unsecured revolving lines of credit maturing in 2016. At June 30, 2014, the Company’s lines of credit bear interest at LIBOR plus 1.225%.
4)	Includes a mortgage note payable of $49,570 at June 30, 2014 that matures in May 2018 at which time it will automatically be extended for a one-year term at variable interest rate.
5)	Calculated for the six months ended June 30, 2014 and 2013.
6)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 28.

7)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

8)	A computation of this ratio is included in Table 7 on page 28.
9)	A computation of these debt ratios is included in Table 6 on page 27.

Supplemental Financial Data	11 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s - Baa2 (stable)

Standard & Poor’s - BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of June 30, 2014

Consolidated Debt to Total Assets cannot exceed 60%	30%
Secured Debt to Total Assets cannot exceed 40%	9%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.1x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	4.3x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of
June 30, 2014
Consolidated debt, per balance sheet (A)	$976,760

Total assets, as defined (B) (Table A)	$3,211,634

Computed ratio (A÷B)	30%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$276,760

Computed ratio (C÷B)	9%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$976,760

Total secured debt (C)	(276,760)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$2,852,299

Computed ratio (E÷D)	4.1x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$199,022

Annual Debt Service Charge, as defined (G) (Table B)	$45,780

Computed ratio (F÷G)	4.3x

Required minimum ratio	1.5x

Supplemental Financial Data	12 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of June 30,
2014
Total real estate assets	$2,221,738
Add:
Investments in and advances to unconsolidated real estate entities	4,071
Accumulated depreciation	895,723
Accumulated depreciation on assets held for sale	40,986
Other tangible assets	49,116

Total assets for public debt covenant computations	3,211,634
Less:
Encumbered real estate assets	(355,264)
Investments in and advances to unconsolidated real estate entities	(4,071)

Total unencumbered assets for public debt covenant computations	$2,852,299

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge - Annualized (1)

Six months ended
Consolidated income available for debt service	June 30, 2014
Net income	$62,244
Add:
Depreciation	42,596
Depreciation and amortization (company share) - unconsolidated entities	601
Amortization of deferred financing costs	1,265
Interest expense	21,677
Interest expense (company share) - unconsolidated entities	1,213
Income tax expense, net	399
Other non-cash (income) expense, net	2,131
Net loss on extinguishment of indebtedness	4,287
Less:
Gains on sales of apartment community	(36,092)
Gains on condominium sales activities, net	(810)

Consolidated income available for debt service	$99,511

Consolidated income available for debt service (annualized)	$199,022

Annual debt service charge
Consolidated interest expense	$21,677
Interest expense (company share) - unconsolidated entities	1,213

Debt service charge	$22,890

Debt service charge (annualized)	$45,780

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2014 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Supplemental Financial Data	13 | P a g e

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT AND

LAND HELD FOR FUTURE INVESTMENT

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Estimated Average Unit Size Sq. Ft. (1)	Estimated Retail Sq. Ft. (1)	Estimated Total Cost (2)	Estimated Total Cost Per Sq. Ft. (3)	Costs Incurred as of 6/30/2014	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (4)	Percent Leased (5)
Substantially complete, in lease-up
Post 510™	Houston, TX	242	857	-	$34.8	$168	$34.3	1Q 2014	4Q 2014	57.4%
Under construction
Post Soho Square™	Tampa, FL	231	880	10,556	39.8	196	33.2	2Q 2014	1Q 2015	46.3%
Post Alexander™, II	Atlanta, GA	340	830	-	75.5	268	23.4	2Q 2015	4Q 2016	N/A
Post Galleria™	Houston, TX	388	867	-	80.7	240	14.8	3Q 2016	4Q 2017	N/A

Total		1,201		10,556	$230.8		$105.7

Communities stabilized (6)
Post Parkside™ at Wade	Raleigh, NC	397	875	14,908	$54.0	$149	$52.0	1Q 2013	3Q 2014	95.7%
Post Lake® at Baldwin Park, III	Orlando, FL	410	960	-	55.6	141	55.0	1Q 2013	3Q 2014	96.8%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of July 25, 2014.
6)	The communities reached stabilized occupancy in early third quarter 2014.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At June 30, 2014 (in thousands)	Estimated Usable Acreage
Centennial Park	Atlanta, GA	$18,858	5.6
South Lamar II	Austin, TX	8,492	3.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade	Raleigh, NC	10,297	26.6
Millennium	Atlanta, GA	2,775	1.0
Other land parcels	Atlanta, GA	2,787	10.2

Total Land Held for Future Investment		$48,689	51.8

Acquisition/Disposition Activity

Property Name	Location	Quarter Acquired / Disposed	Units	Est. Avg. Unit Size Sq. Ft. (1)	Year Completed	Gross Price (Thousands) (2)	Est. Total Price Per Sq. Ft. (3)	Cap Rate	Company’s Ownership %
Acquisitions
Post Lakeside™	Orlando, FL	Q2 2013	300	1,070	2013	$48,500	$151	5.2%(4)	100%
Dispositions
Post Renaissance®	Atlanta, GA	Q4 2013	342	914	1992-94	$47,500	$152	5.4%(5)	100%
Post Rice Lofts™	Houston, TX	Q2 2014	308	904	1998	$71,750	$258	5.3%(5)	100%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	Excludes transaction costs and planned up front capital expenditures, if any.
3)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also includes the impact of transaction costs and planned up front capital expenditures, if any.

5)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).

Supplemental Financial Data	14 | P a g e

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and six months ended June 30, 2014 and 2013 is provided below.

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
New community development and acquisition activity (1)	$18,734	$91,407	$33,647	$125,339
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	2,052	1,495	3,338	2,413
Other community additions and improvements (3)	2,087	3,633	4,608	8,327
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,795	3,892	6,216	7,365
Corporate additions and improvements	1,559	316	1,687	656

	$28,227	$100,743	$49,496	$144,100

Other Data
Capitalized interest	$755	$1,092	$1,601	$2,096

Capitalized development and associated costs (5)	$512	$670	$1,001	$1,426

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Supplemental Financial Data	15 | P a g e

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of June 30, 2014						Three months ended June 30, 2014				Six months ended June 30, 2014
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$55,859	$39,565	(2)	$7,862	$(4,840)	(1)	$733	$11			$1,458	$21
Post Crest® (1)	65,052	46,158	(2)	8,826	(7,236)	(1)	871	20			1,713	35
Post Lindbergh® (1)	61,490	41,000	(3)	11,994	(4,768)	(1)	780	10			1,514	9
Post Massachusetts Avenue™	72,014	51,000	(4)	3,890	4,071		1,910	460			3,782	921

Total	$254,415	$177,723		$32,572	$(12,773)		$4,294	$501	$217	(5)	$8,467	$986	$429	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	16 | P a g e

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

	Three months ended			As
Income Statement Data	June 30, 2014	Adjustments		Adjusted (3)
Rental revenues	$89,414	$(3,144)	(2)	$86,270
Other property revenues	5,389	(189)	(2)	5,200

Total rental and other revenues (A)	94,803	(3,333)		91,470
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	41,795	(5,714)	(2)	36,081

Property net operating income (Table 1) (A-B)	$53,008	$2,381		$55,389

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,744)
Assumed property capital expenditure reserve
($300 per unit per year based on 19,467 units)				(1,460)

Adjusted property net operating income				$51,185

Annualized property net operating income (C)				$204,740

Apartment units represented (D)	22,596	(3,129)	(2)	19,467

Other Asset Data	As of June 30, 2014	Adjustments		As Adjusted
Cash & equivalents	$17,201	$-		$17,201
Real estate assets under construction, at cost (4)	66,187	146,482	(4)	212,669
Land held for future investment	48,689	-		48,689
Assets held for sale (5)	107,229	(107,229)	(5)	-
Investments in and advances to unconsolidated real estate entities (5)	4,071	(4,071)	(5)	-
Restricted cash and other assets	37,517	-		37,517
Cash & other assets of unconsolidated apartment entities (6)	5,943	(4,258)	(6)	1,685

Total (E)	$286,837	$30,924		$317,761

Other Liability Data
Indebtedness (7)	$976,760	$(10,673)	(7)	$966,087
Investments in unconsolidated real estate entities (5)	16,844	(16,844)	(5)	-
Other liabilities (including noncontrolling interests) (8)	113,016	(8,483)	(8)	104,533
Total liabilities of unconsolidated apartment entities (9)	181,425	(130,870)	(9)	50,555

Total (F)	$1,288,045	$(166,870)		$1,121,175

Other Data

	As of June 30, 2014
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	54,377
Common units outstanding	135

Total (H)	54,512	$53.46	$2,914,212

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,761,018

Implied Portfolio Capitalization Rate (C÷I)			5.4%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the second quarter ended June 30, 2014, for properties stabilized as of April 1, 2014, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of April 1, 2014, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Supplemental Financial Data	17 | P a g e

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended June 30, 2014, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up	$(2,402)	$(230)	$(1,591)	(2,008)
Company share of unconsolidated entities	1,919	137	708	(1,077)
Minority share of consolidated real estate entity held for sale	(564)	(3)	(243)	(44)
Communities sold during the period	(608)	(29)	(328)	-
Corporate property management expenses	-	-	(2,934)	-
Corporate apartments and other	(1,489)	(64)	(1,326)	-

	$(3,144)	$(189)	$(5,714)	(3,129)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended June 30, 2014:

	Rental and Other Revenues	Property Operating & Maintenace Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$22,400	$9,095	$13,305	24.8%	5,365
Dallas	17,970	7,883	10,087	18.9%	4,725
Houston	2,925	1,257	1,668	3.1%	653
Austin	4,387	1,949	2,438	4.6%	935
Washington, D.C.	16,346	5,641	10,705	20.0%	2,739
Tampa	9,350	3,748	5,602	10.5%	2,111
Orlando	4,007	1,506	2,501	4.7%	898
Charlotte	6,780	2,077	4,703	8.8%	1,748
Commercial	3,690	1,250	2,440	4.6%	-

Total	87,855	34,406	53,449	100.0%	19,174
Held for sale	3,615	1,675	1,940		293

	$91,470	$36,081	$55,389		19,467

Approximate commercial Sq. Ft. (10)					664,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

Post Parkside™ at Wade	$51,981
Post Lake® at Baldwin Park - Phase III	54,965
Post 510™	34,318
Post Soho Square™	33,221
Post Alexander™ - Phase II	23,388
Post Galleria™	14,796

$212,669

5)

The adjustments reflect reductions for assets held for sale and the investments in unconsolidated entities, as the net operating income of the held for sale assets and the Company’s respective share of net operating income of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)

The “As of June 30, 2014” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of June 30, 2014” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $8,534, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

9)

The “As of June 30, 2014” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

10)	Commercial square feet excludes 21,100 square feet at held for sale communities at June 30, 2014.

Supplemental Financial Data	18 | P a g e

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	19 | P a g e

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics - The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

Supplemental Financial Data	20 | P a g e

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Six months ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2014	2013	2014	2014	2013
Total same store NOI	$46,086	$45,945	$46,318	$92,404	$91,525
Property NOI from held for sale and sold - residential	2,267	2,990	2,473	4,739	5,693
Property NOI from held for sale and sold - commercial	307	424	300	607	848
Property NOI from other operating segments	4,348	1,519	3,606	7,955	1,672

Consolidated property NOI	53,008	50,878	52,697	105,705	99,738

Add (subtract):
Interest income	4	23	12	16	59
Other revenues	223	229	219	442	443
Depreciation	(20,829)	(21,170)	(21,767)	(42,596)	(42,114)
Interest expense	(10,433)	(11,042)	(11,244)	(21,677)	(22,094)
Amortization of deferred financing costs	(620)	(645)	(645)	(1,265)	(1,269)
General and administrative	(3,966)	(4,170)	(4,128)	(8,094)	(8,415)
Investment and development	(794)	(592)	(811)	(1,605)	(1,081)
Other investment costs	(210)	(516)	(273)	(483)	(821)
Other expenses	(502)	-	(907)	(1,409)	-
Gains on condominium sales activities, net	-	13,981	810	810	22,175
Equity in income of unconsolidated real estate entities, net	501	477	485	986	955
Other income (expense), net	(196)	(282)	(195)	(391)	(448)
Net loss on extinguishment of indebtedness	(4,287)	-	-	(4,287)	-

Income from continuing operations, before gains on sales of real estate assets	11,899	27,171	14,253	26,152	47,128
Gains on sales of real estate assets	36,092	-	-	36,092	-
Income from discontinued operations	-	443	-	-	876

Net income	$47,991	$27,614	$14,253	$62,244	$48,004

Supplemental Financial Data	21 | P a g e

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q2 ‘14	Q2 ‘14	Q2 ‘14
	June 30,	June 30,	March 31,	vs. Q2 ‘13	vs. Q1 ‘14	% Same
	2014	2013	2014	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$21,305	$20,201	$20,846	5.5%	2.2%
Dallas	17,970	17,370	17,805	3.5%	0.9%
Houston	2,293	2,151	2,256	6.6%	1.6%
Austin	3,036	2,944	2,986	3.1%	1.7%
Washington, D.C.	13,037	13,199	12,823	(1.2)%	1.7%
Tampa	9,350	9,119	9,251	2.5%	1.1%
Orlando	2,774	2,794	2,709	(0.7)%	2.4%
Charlotte	6,780	6,558	6,596	3.4%	2.8%

Total rental and other revenues	76,545	74,336	75,272	3.0%	1.7%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,767	8,269	8,091	6.0%	8.4%
Dallas	7,881	7,407	7,664	6.4%	2.8%
Houston	976	834	870	17.0%	12.2%
Austin	1,328	1,204	1,345	10.3%	(1.3)%
Washington, D.C.	4,640	4,200	4,488	10.5%	3.4%
Tampa	3,748	3,325	3,416	12.7%	9.7%
Orlando	1,042	923	964	12.9%	8.1%
Charlotte	2,077	2,229	2,116	(6.8)%	(1.8)%

Total	30,459	28,391	28,954	7.3%	5.2%

Net operating income
Atlanta	12,538	11,932	12,755	5.1%	(1.7)%	27.1%
Dallas	10,089	9,963	10,141	1.3%	(0.5)%	21.9%
Houston	1,317	1,317	1,386	0.0%	(5.0)%	2.9%
Austin	1,708	1,740	1,641	(1.8)%	4.1%	3.7%
Washington, D.C.	8,397	8,999	8,335	(6.7)%	0.7%	18.2%
Tampa	5,602	5,794	5,835	(3.3)%	(4.0)%	12.2%
Orlando	1,732	1,871	1,745	(7.4)%	(0.7)%	3.8%
Charlotte	4,703	4,329	4,480	8.6%	5.0%	10.2%

Total same store NOI	$46,086	$45,945	$46,318	0.3%	(0.5)%	100.0%

Average rental rate per unit
Atlanta	$1,323	$1,261	$1,301	4.9%	1.7%
Dallas	1,240	1,213	1,232	2.2%	0.6%
Houston	1,396	1,326	1,374	5.3%	1.6%
Austin	1,566	1,509	1,551	3.8%	1.0%
Washington, D.C.	1,871	1,898	1,868	(1.4)%	0.2%
Tampa	1,418	1,386	1,402	2.3%	1.1%
Orlando	1,492	1,518	1,484	(1.7)%	0.5%
Charlotte	1,255	1,221	1,245	2.8%	0.8%
Total average rental rate per unit	1,393	1,361	1,380	2.4%	0.9%

Supplemental Financial Data	22 | P a g e

Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Six months ended
	June 30,	June 30,
	2014	2013	% Change
Rental and other revenues
Atlanta	$42,151	$40,019	5.3%
Dallas	35,776	34,633	3.3%
Houston	4,549	4,310	5.5%
Austin	6,023	5,828	3.3%
Washington, D.C.	25,859	26,239	(1.4)%
Tampa	18,601	18,134	2.6%
Orlando	5,483	5,579	(1.7)%
Charlotte	13,376	13,106	2.1%

Total rental and other revenues	151,818	147,848	2.7%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	16,858	16,131	4.5%
Dallas	15,546	14,598	6.5%
Houston	1,846	1,653	11.7%
Austin	2,673	2,430	10.0%
Washington, D.C.	9,128	8,507	7.3%
Tampa	7,164	6,646	7.8%
Orlando	2,006	2,031	(1.2)%
Charlotte	4,193	4,327	(3.1)%

Total	59,414	56,323	5.5%

Net operating income
Atlanta	25,293	23,888	5.9%
Dallas	20,230	20,035	1.0%
Houston	2,703	2,657	1.7%
Austin	3,350	3,398	(1.4)%
Washington, D.C.	16,731	17,732	(5.6)%
Tampa	11,437	11,488	(0.4)%
Orlando	3,477	3,548	(2.0)%
Charlotte	9,183	8,779	4.6%

Total same store NOI	$92,404	$91,525	1.0%

Average rental rate per unit
Atlanta	$1,312	$1,254	4.6%
Dallas	1,236	1,206	2.5%
Houston	1,385	1,316	5.2%
Austin	1,559	1,500	3.9%
Washington, D.C.	1,870	1,893	(1.2)%
Tampa	1,410	1,378	2.3%
Orlando	1,488	1,515	(1.8)%
Charlotte	1,250	1,217	2.7%
Total average rental rate per unit	1,387	1,355	2.4%

Supplemental Financial Data	23 | P a g e

Table 3 - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q2 2014 Avg. Monthly Rent		Q2 2014 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,738	$1.71	97.7%
Post Brookhaven®	1990-1992	735	933	1,168	1.25	97.7%
Post Chastain®	1990/2008	558	866	1,287	1.49	96.8%
Post Collier Hills® (1)(2)	1997	396	948	1,141	1.20	95.7%
Post Gardens®	1998	397	1,039	1,310	1.26	97.3%
Post Glen® (2)	1997	314	1,076	1,320	1.23	98.3%
Post Lindbergh® (1)(2)	1998	396	909	1,180	1.30	98.3%
Post Peachtree Hills®	1992-1994/2009	300	978	1,412	1.44	98.0%
Post StratfordTM	2000	250	1,000	1,396	1.40	96.8%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,211	1.17	96.6%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,274	1.27	94.4%

Midtown
Post ParksideTM	2000	188	886	1,592	1.80	97.5%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,113	1.08	99.3%
Post Riverside®	1998	522	1,059	1,536	1.45	97.7%
Post SpringTM	2000	452	977	1,056	1.08	98.7%

Dallas
North Dallas
Post Addison CircleTM	1998-2000	1,334	846	1,095	1.29	96.0%
Post EastsideTM	2008	435	912	1,212	1.33	95.2%
Post Legacy	2000	384	810	1,092	1.35	95.9%
Post Sierra at Frisco Bridges™	2009	268	896	1,132	1.26	96.8%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,042	1.67	95.7%
Post Cole’s CornerTM	1998	186	800	1,202	1.50	97.4%
Post GalleryTM	1999	34	2,307	2,969	1.29	94.1%
Post HeightsTM	1998-1999/2009	368	845	1,370	1.62	95.8%
Post Katy Trail™	2010	227	898	1,636	1.82	96.9%
Post MeridianTM	1991	133	780	1,351	1.73	96.5%
Post SquareTM	1996	216	856	1,370	1.60	95.5%
Post Uptown VillageTM	1995-2000	496	736	1,149	1.56	96.5%
Post VineyardTM	1996	116	733	1,188	1.62	96.0%
Post VintageTM	1993	160	750	1,251	1.67	95.6%
Post WorthingtonTM	1993/2008	334	820	1,482	1.81	94.2%

Houston
Post 510™ (4)	2014	242	857	1,680	1.96	15.3%
Post Midtown Square® - Phases I & II	1999-2000	529	759	1,396	1.84	97.0%
Post Midtown Square® - Phase III	2012	124	889	1,787	2.01	93.4%

Supplemental Financial Data	24 | P a g e

Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q2 2014 Avg. Monthly Rent		Q2 2014 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Austin
Post Barton Creek™	1998	160	1,162	$1,800	$1.55	94.8%
Post Park Mesa™	1992	148	1,091	1,503	1.38	97.0%
Post South Lamar™	2012	298	853	1,612	1.89	91.0%
Post West Austin™	2009	329	889	1,481	1.67	95.0%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,716	1.75	94.6%
Post Park®	2010	396	975	1,654	1.70	95.0%

Virginia
Post Carlyle Square™ - Phase I	2006	205	861	2,332	2.71	95.1%
Post Carlyle Square™ - Phase II	2012	344	906	2,421	2.67	92.1%
Post Corners at Trinity Centre (2)	1996	336	994	1,617	1.63	95.0%
Post Pentagon Row TM	2001	504	853	2,282	2.68	93.6%
Post Tysons Corner TM	1990	499	807	1,724	2.14	91.7%

Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,270	3.70	94.9%

New York City
Post Luminaria TM (2)(3)(5)	2002	138	721	3,928	5.45	97.8%
Post Toscana TM (2)(5)	2003	199	817	3,951	4.84	96.2%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,425	1.41	98.7%
Post Harbour PlaceTM	1999-2002	578	920	1,553	1.69	97.2%
Post Hyde Park® (2)	1996-2008	467	1,011	1,488	1.47	98.0%
Post Rocky Point®	1996-1998	916	1,031	1,296	1.26	96.0%
Post Soho Square™ (4)	2014	231	880	1,602	1.82	1.1%

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,495	1.48	97.0%
Post Lake® at Baldwin Park - Phase III (4)	2013	410	960	1,507	1.57	75.0%
Post Lakeside™	2013	300	1,070	1,313	1.23	96.6%
Post ParksideTM	1999	248	867	1,489	1.72	97.8%

Charlotte
Post Ballantyne	2004	323	1,252	1,191	0.95	96.4%
Post Gateway PlaceTM	2000	436	804	1,137	1.41	95.0%
Post Park at Phillips Place®	1998	402	1,101	1,412	1.28	98.3%
Post South End™	2009	360	847	1,321	1.56	97.6%
Post Uptown PlaceTM	2000	227	800	1,191	1.49	97.0%

Raleigh
Post Parkside™ at Wade (4)	2013	397	875	1,024	1.17	75.1%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.
4)	During the period, these communities, or portions thereof, were in lease-up.
5)	These communities are held for sale at June 30, 2014.

Supplemental Financial Data	25 | P a g e

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Six months ended June 30, 2014
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$151,818	$59,414	$92,404	60.9%	39.1%
Newly stabilized communities (1)	8,637	3,272	5,365	62.1%	37.9%
Lease-up communities	4,511	2,792	1,719	N/A	N/A
Acquired communities	2,443	920	1,523	62.3%	37.7%
Held for sale and sold communities	10,689	5,343	5,346	50.0%	50.0%
Other property segments:
Corporate apartments	2,800	2,327	473	16.9%	83.1%
Commercial	7,198	2,499	4,699	65.3%	34.7%
Corporate property management expenses (2)	-	5,824	(5,824)

	$188,096	$82,391

Consolidated property NOI (3)			$105,705

Third-party management fees			$429

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$5,824
Less: Third-party management fees	(429)

Net property management expenses	$5,395

Denominator:
Total rental and other property revenues	$188,096
Less: Corporate apartment revenues	(2,800)

Adjusted property revenues	$185,296

Net property management expenses as a percentage of adjusted property revenues	2.9%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income.

Supplemental Financial Data	26 | P a g e

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Annually recurring capital expenditures by operating segment
Same store communities	$3,579	$3,439	$5,825	$6,735
Newly stabilized communities	31	3	36	17
Lease-up communities	3	5	13	8
Acquired communities	7	1	18	1
Held for sale and sold communities	56	279	141	348
Commercial and other segments	119	165	183	256

Total annually recurring capital expenditures	$3,795	$3,892	$6,216	$7,365

Periodically recurring capital expenditures by operating segment
Same store communities	$968	$2,605	$2,290	$5,503
Newly stabilized communities	5	4	6	6
Lease-up communities	9	4	10	4
Acquired communities	13	1	14	1
Held for sale and sold communities	182	620	439	2,144
Commercial and other segments	910	399	1,849	669

Total periodically recurring capital expenditures	$2,087	$3,633	$4,608	$8,327

Total revenue generating capital expenditures	$2,052	$1,495	$3,338	$2,413

Decrease (increase) in capital expenditure accruals	$445	$170	$110	$(1,115)

Total property capital expenditures per statements of cash flows	$8,379	$9,190	$14,272	$16,990

Table 6 - Computation of Debt Ratios

(In thousands)

	As of June 30,
	2014	2013

Total real estate assets per balance sheet	$2,221,738	$2,260,846
Plus:
Company share of real estate assets held in unconsolidated entities	57,402	58,187
Company share of accumulated depreciation - assets held in unconsolidated entities	13,403	11,896
Accumulated depreciation per balance sheet	895,723	884,571
Accumulated depreciation on assets held for sale	40,986	-

Total undepreciated real estate assets (A)	$3,229,252	$3,215,500

Total debt per balance sheet	$976,760	$1,100,604
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,026,291	$1,150,135

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	31.8%	35.8%

Total debt per balance sheet	$976,760	$1,100,604
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,069,683	$1,193,527

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	33.1%	37.1%

Supplemental Financial Data	27 | P a g e

Table 7 - Computation of Coverage Ratios

(In thousands)

	Six months ended June 30,
	2014	2013
Net income	$62,244	$48,004
Other non-cash (income) expense, net	2,131	2,008
Income tax expense, net	399	448
Gains on condominium sales activities, net	(810)	(22,175)
Gains on sales of apartment community	(36,092)	-
Net loss on extinguishment of indebtedness	4,287	-
Depreciation expense	42,596	42,114
Depreciation expense - discontinued operations	-	352
Depreciation and amortization (company share) - unconsolidated entities	601	595
Interest expense	21,677	22,094
Interest expense - discontinued operations	-	178
Interest expense (company share) - unconsolidated entities	1,213	1,213
Amortization of deferred financing costs	1,265	1,269

Income available for debt service (A)	$99,511	$96,100

Annualized income available for debt service (B)	$199,022	$192,200

Interest expense	$21,677	$22,094
Interest expense - discontinued operations	-	178
Interest expense (company share) - unconsolidated entities	1,213	1,213

Adjusted interest expense (C)	22,890	23,485
Capitalized interest	1,601	2,096

Adjusted interest expense (including capitalized interest) (D)	$24,491	$25,581

Adjusted interest expense	$22,890	$23,485
Dividends to preferred shareholders	1,844	1,844

Fixed charges (E)	24,734	25,329
Capitalized interest	1,601	2,096

Fixed charges (including capitalized interest) (F)	$26,335	$27,425

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,026,291	$1,150,135

Interest coverage ratio (A÷C)	4.3x	4.1x

Interest coverage ratio (including capitalized interest) (A÷D)	4.1x	3.8x

Fixed charge coverage ratio (A÷E)	4.0x	3.8x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	3.8x	3.5x

Total debt to annualized income available for debt service ratio (G÷B)	5.2x	6.0x

Supplemental Financial Data	28 | P a g e

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

June 30, 2014
Total Company shareholders’ equity per balance sheet	$1,174,080
Plus:
Accumulated depreciation, per balance sheet	895,723
Accumulated depreciation held for sale assets, per balance sheet	40,986
Noncontrolling interest of common unitholders - Operating Partnership	7,235
Less:
Deferred financing costs, net, per balance sheet	(7,262)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$2,067,370

Total common shares and units (B)	54,512

Company undepreciated book value per share (A÷B)	$37.93

Supplemental Financial Data	29 | P a g e